EXHIBIT 99.1

STATEMENT BY MEDIS TECHNOLOGIES

NEW YORK CITY (November 4, 2009) . . . . Medis Technologies Ltd. (Pink Sheets: MDTL), a developer and producer of fuel cells based on its proprietary sodium borohydride technologies, announced today that current and former employees of More Energy Ltd. and Medis El Ltd., which are both wholly owned subsidiaries of Medis Technologies Ltd., initiated liquidation proceedings in an Israeli court with respect to each such subsidiary.  Medis Technologies Ltd. intends to fully cooperate to effect the orderly liquidation of each of these subsidiaries.  It is expected that a liquidator will be appointed by an Israeli court.

About Medis Technologies Ltd.
Medis Technologies Ltd. (MDTL: PK) (www.medistechnologies.com), headquartered in New York,  is the first company in the world to market a personal and portable liquid fuel cell capable of providing electrical power to the mobile electronics marketplace. The Medis fuel cell features a patented, proprietary fuel formulation that utilizes borohydride to generate electricity upon activation; it is safe, clean, silent, and recyclable. First generation products include the Medis 24-7 Power Pack; 24-7 Xtreme Portable Power Solution; and the Medis Fuel Cell Power Emergency Kit.

This press release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called “forward looking statements” by words such as “may,” “will,” “should,” “expects,” plans,” “targets,” “believes,” “anticipates,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. These forward looking statements are subject to risks and uncertainties, product tests, commercialization risks, availability of financing and results of financing efforts that could cause actual results to differ materially from historical results or those anticipated. Further information regarding these and other risks is described from time to time in the Company’s filings with the SEC. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934 or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

CONTACT
Omer Masud
Medis Technologies
omerm@medistechnologies.com
212-935-8484